CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2023, relating to the financial statements and financial highlights of Timothy Plan US Small Cap Core ETF, Timothy Plan US Large/Mid Cap Core ETF, Timothy Plan US Large/Mid Cap Core Enhanced ETF, Timothy Plan High Dividend Stock ETF, Timothy Plan High Dividend Stock Enhanced ETF and Timothy Plan International ETF, six of the portfolios constituting The Timothy Plan, for the year ended December 31, 2022, and to the references to our firm in this Registration Statement of Form N-1A of Timothy Plan Market Neutral ETF, one of the portfolios constituting The Timothy Plan, under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Clevealnd, Ohio

April 26, 2023